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                                                                     EXHIBIT 5.1

                                                       VINSON & ELKINS L.L.P.
                                                       3700 TRAMMELL CROW CENTER
                                                       2001 ROSS AVENUE
                                                       DALLAS, TEXAS  75201-2975
                                                       TELEPHONE (214) 220-7700
                                                       FAX (214) 220-7716
                                                       www.velaw.com



                                October 28, 2003

Monitronics International, Inc.
12801 Stemmons Freeway
Suite 821
Dallas, Texas 75234

Ladies and Gentlemen:

     We have acted as counsel for Monitronics International, Inc., a Texas corporation (the "Company"), in connection with the exchange of $160,000,000 aggregate principal amount of the Company's 11 3/4% Senior Subordinated Notes due 2010 (the "New Notes") for $160,000,000 aggregate principal amount of the Company's 11 3/4% Senior Subordinated Notes due 2010 (the "Old Notes"). The New Notes are to be exchanged for the Old Notes in a registered exchange offer (the "Exchange Offer") pursuant to the Registration Rights Agreement, dated August 25, 2003 (the "Registration Rights Agreement"), by and among the Company, and Banc of America Securities LLC, Fleet Securities, Inc., ABN AMRO Incorporated, Banc One Capital Markets, Inc., Harris Nesbitt Corp., Natcity Investments, Inc., U.S. Bancorp Piper Jaffray Inc. and Wells Fargo Securities, LLC.

     The Old Notes have been, and the New Notes will be, issued pursuant to an Indenture, dated as of August 25, 2003 (the "Indenture"), by and between the Company and The Bank of New York Trust Company of Florida, N.A., as Trustee (the "Trustee"). Unless the context otherwise requires, each capitalized term used and not defined herein shall have the meaning given such term in the Indenture.

     In reaching the opinion set forth herein, we have reviewed originals or copies of the Indenture, the Registration Rights Agreement, the Registration Statement on Form S-4 filed by the Company under the Securities Act of 1933 (the "Securities Act") registering the offering of the New Notes (the "Registration Statement") and such other documents and matters of law that we deemed relevant.

     Based upon the foregoing, and subject to the assumptions and qualifications hereinafter stated, we express the opinion that the New Notes, when duly executed, authenticated, issued and delivered in accordance with the Exchange Offer and the Indenture, and when delivered in exchange for the Old Notes, will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, subject to (i) laws relating to bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, rearrangement, liquidation, conservatorship, moratorium and other laws affecting the enforcement of creditors' rights or the collection of debtors' obligations generally, (ii) principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

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Monitronics International, Inc.
Page 2
October 28, 2003


     For purposes of this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, and (iv) all documents submitted to us as copies are true and complete copies of the originals thereof,
(v) each natural person signing any document reviewed by us had the legal capacity to do so, and (vi) each person signing any document reviewed by us in a representative capacity had authority to sign in such capacity.

     This opinion is limited in all respects to the laws of the State of Texas and the federal laws of the United States of America.

     This opinion may be filed as an exhibit to the Registration Statement. Consent is also given to the reference to this firm under the caption "Legal Matters" in the Prospectus included in the Registration Statement as having passed on certain legal matters in connection with the New Notes. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     We express no opinion as to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinion expressed herein is given as of the date hereof, and we undertake no, and herby disclaim any, obligation to advise you of any change in any matter set forth herein. The opinion expressed herein is for the sole use and benefit of, and may only be relied upon by, the Company, and is not to be used, circulated, quoted or otherwise referred to in connection with any transaction other than the Exchange Offer or by or to any other person without our prior written consent.

                                                     Very truly yours,

                                                     /s/ Vinson & Elkins L.L.P.